                                                                         POST OFFICE BOX 787
[CBRL GROUP, INC. LOGO]                                                     LEBANON, TENNESSEE
                                                                                                                                                                                                          37088-0787
                                                                                                                                                                                         PHONE 615.443.9869

CBRL GROUP,INC.

Investor Contact:        Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:          Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. AGREES TO SELL LOGAN’S ROADHOUSE, INC. TO
PRIVATE INVESTMENT FIRMS

LEBANON, TENN. - October 30, 2006 - CBRL Group, Inc. (NASDAQ: CBRL) (“CBRL” or the “Company”), today announced that it has executed a definitive agreement to sell its subsidiary, Logan’s Roadhouse, Inc. (“Logan’s”), to LRI Holdings, Inc. (“LRI”), an affiliate of Bruckmann, Rosser, Sherrill & Co., Inc. (“BRS”), a New York-based private equity investment firm with approximately $1.2 billion in funds under management, and an affiliate of Canyon Capital Advisors LLC (“Canyon”), a Los Angeles-based investment firm with more than $11 billion under management, and its associated private equity and debt investment firm, Los Angeles-based Black Canyon Capital LLC (“Black Canyon”). Logan’s currently operates 143 and franchises 25 restaurants in 20 states.

Total consideration in the transaction is $486 million, subject to customary post-closing adjustments, if any, for working capital, indebtedness and capital expenditures. This amount includes the anticipated proceeds from a real estate sale-leaseback transaction to be undertaken by Logan’s and closed simultaneously with the sale of Logan’s to LRI. CBRL, BRS, Canyon and Black Canyon expect the transaction to close on or before November 30, 2006. CBRL has not yet made final determination of the use of proceeds but presently expects net proceeds after related taxes, fees and expenses to be used for share repurchases, debt reduction, and/or other general corporate purposes. Wachovia Securities acted as advisor to CBRL in the transactions.

About BRS
BRS, founded in 1995, specializes in management buyouts and recapitalizations of high quality, middle market companies with strong market positions and growth potential. BRS currently manages approximately $1.2 billion of committed capital in two institutional private equity funds. The principals of BRS have worked together since the mid-1980s and have collectively invested in over 60 companies with a total value in excess of $14.2 billion. BRS is a highly experienced and leading investor in the restaurant industry, whose principals have acquired or invested in 14 restaurant companies since 1989.

About Canyon
Canyon Capital Advisors is a leading alternative investment management firm located in Los Angeles, California, managing over $11 billion in assets for qualified institutional and high net worth investors. Established in 1990, Canyon’s funds include hedge fund, structured finance, direct investment and real estate strategies.

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CRACKER BARREL OLD COUNTRY STORE ● LOGAN'S ROADHOUSE

CBRL Agrees To Sell Logan’s

October 30, 2006

About Black Canyon
Black Canyon Capital is a Los Angeles-based investment firm associated with Canyon Capital Advisors. Black Canyon focuses on investing in control and non-control private equity and structured debt securities. Since its inception in 2004, Black Canyon has completed more than $750 million of equity and debt investments.

About Wachovia Securities
Wachovia Securities is the trade name for the corporate, investment banking, capital markets and securities research businesses of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC (WCM) and Wachovia Securities International Limited.  Wachovia Securities is also the trade name for the retail brokerage businesses of WCM’s affiliates, Wachovia Securities, LLC, Wachovia Securities Financial Networks, LLC, Wexford Clearing, LLC, and First Clearing, LLC. Wachovia Capital Markets, LLC, is a U.S. broker-dealer registered with the U.S. Securities and Exchange Commission and a member of the New York Stock Exchange, the National Association of Securities Dealers, Inc., and the Securities Investor Protection Corp. Wachovia Securities International Limited is a U.K. incorporated investment firm authorized and regulated by the Financial Services Authority.

About CBRL Group, Inc.
Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 548 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 143 company-operated and 25 franchised Logan’s Roadhouse restaurants in 20 states.

Forward Looking Statements regarding CBRL Group, Inc.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the timing and ability of the Company to execute a successful divestiture of its Logan’s Roadhouse, Inc. subsidiary, including the effects of changes in capital market or economic conditions that could affect valuations of restaurant companies; the effects of incurring substantial indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; the effects of uncertain consumer confidence, higher costs for energy, consumer debt payments, or general or regional economic weakness, or weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; the ability of the Company to sustain or the effects of plans intended to improve operational execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect the Company’s brands and products; commodity, workers compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of the Company’s products or restaurant food in general, including concerns about E. coli bacteria, hepatitis A, “mad cow” disease, “foot-and-mouth”

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CBRL Agrees To Sell Logan’s

October 30, 2006

disease, and bird flu, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; changes in interest rates or capital market conditions affecting the Company’s financing costs or ability to obtain financing or execute initiatives; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; the ability of the Company to retain key personnel during and after the restructuring process; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; changes in building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to the company’s restaurant or retail supply chain; changes in foreign exchange rates affecting the Company’s future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); effectiveness of internal controls over financial reporting and disclosure; and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications.

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